EXHIBIT 10.4

UNWIND AND SHARE EXCHANGE AGREEMENT

THIS UNWIND AND SHARE EXCHANGE AGREEMENT (the “Agreement”), is made and entered into this 10th day of December 2007, by and among ATOMIC GUPPY, INC., a Nevada corporation (“Guppy”), the ORIGINAL IP OWNERS listed on Annex A attached hereto (collectively, the “INTELLECTUAL PROPERTY or IP OWNERS”), and IRREVOCABLE TRUST AGREEMENT NUMBER III, JAY HOWARD LINN, TRUSTEE, (“LINN”), LEIGH M. ROTHSCHILD, an individual (“ROTHSCHILD”), ADAM BAUMAN, (“BAUMAN”) and NEAL LENARSKY (“Lenarsky”), (collectively, the “IP Shareholders”).

RECITALS

WHEREAS, on or about March 6, 2007, Guppy and the IP Shareholders consummated a transaction (the “Asset Sale”) whereby the IP Shareholders transferred all of their right title an interest in and to certain intellectual property listed on Annex “A” hereto (the “IP Assets”) in exchange for 142,000,000 shares of Guppy common stock (the “Guppy Exchange Stock”), such that immediately following the Asset Sale, Guppy owned 100% of the Intellectual Properties transferred and the IP Shareholders owned the shares of Guppy as set forth opposite their name on Annex “B” hereto.

WHEREAS, following the Asset Sale, Guppy issued its notes (the “Guppy Notes”) to certain investors as set forth on Annex “C” hereto (the “Guppy Note holders”), in the aggregate principal amount of $400,000, the proceeds of which Guppy utilized as outlined in the Company financial information (the “Guppy Project”).

WHEREAS, the parties hereto are desirous of unwinding the Asset Sale, such that all of the Original IP Shareholders surrender to Guppy all of their shares and rights in Guppy and Guppy conveys to ROTHSCHILD and the Original IP owners all of the Intellectual Property listed on Annex “B” hereto, such that immediately following this transaction Guppy has 7,100,000 post split fewer shares issued and outstanding and the Original IP owners own all the Intellectual Property Assets they owned immediately prior to this transaction, Guppy remains liable on the Guppy Notes and none of the Original IP Shareholders or their assigns own any interest in Guppy, its Affiliates or its properties.

NOW, THEREFORE, WITNESSETH that in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE UNWIND AND SHARE EXCHANGE

1.1

The Unwind and Share Exchange. In accordance with the provisions of this Agreement, on the Closing Date (as defined below), ROTHSCHILD, LINN, BAUMAN AND LENARSKY and or their assigns shall deliver to Guppy the Guppy Exchange Stock, constituting all of the Guppy common stock owned by the Original IP Shareholders and their assigns, including the rights to any warrants, earn out shares or other form of equity, and in exchange therefore Guppy shall deliver to ROTHSCHILD, BAUMAN AND LENARSKY a bill of sale to all the Original IP which they collectively contributed to Guppy.

1.2

Delivery of Stock Certificates. LINN, ROTHSCHILD, BAUMAN AND LENARSKY shall deliver to Guppy on the Closing Date any and all certificates evidencing a Guppy share, together with such executed stock power(s) as may be reasonably requested in order to complete the transfer, together with a general assignment of any warrants, earn out shares or other form of equity. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, Guppy shall accept such affidavit in lieu of the share certificate required to be delivered hereunder.

1.3

Delivery of Bill of Sale. Guppy shall deliver to ROTHSCHILD, BAUMAN and LENARSKY or their written designees, on the Closing Date, any and all documents evidencing the bill of sale(s) as may be reasonably requested in order to complete the transfer the Intellectual Property Assets to the Original IP owners substantially similar to that attached hereto as Exhibit 1.3.

1.4

No Further Ownership Rights. From and after the Closing Date, LINN, ROTHSCHILD, BAUMAN and LENARSKY shall cease to have any rights with respect to Guppy, the Guppy Exchange Stock and any of Guppy’s (and its Affiliates’) properties, except as otherwise provided for herein or by applicable law. From and after the Closing Date, Guppy and its Affiliates shall cease to have any rights with respect to any of the Original IP which the Original IP Owners contributed to Guppy (or its Affiliates), except as otherwise provided for herein or by applicable law. Such transfer shall be without warranty except as to authority to convey.

1.5

Approval of Unwind and Share Exchange. The Guppy Board of Directors and the majority of the shareholders of Guppy shall have approved this Agreement and the transactions contemplated hereby, on or before the Closing Date.

1.6

Guppy Liabilities. Guppy assumes all liabilities under the Guppy Notes as well as all liabilities incurred by or on behalf of Guppy in the ordinary course.

ARTICLE II

TRANSACTIONS RELATED TO THE UNWIND AND SHARE EXCHANGE

2.1

Release of the IP Shareholders. On the Closing Date, Guppy and the Guppy Note holders shall deliver to ROTHSCHILD, LINN, ADAM BAUMAN and NEAL LENARSKY a Release, in form and content substantially similar to that attached hereto as Exhibit 2.1, which provides that Guppy, an its Affiliates release and disclaim any claims or interest Guppy, or its Affiliates has or may have against the IP SHAREHOLDERS or in any properties or prospects of IP SHAREHOLDERS either personally or in their capacity as officers and directors of Guppy. This release shall include, but shall not be limited to, any interest which may be claimed by Guppy, or its Affiliates, its shareholders, its creditors or any Person claiming by or through Guppy, or its Affiliates, including debts and obligations, claims of investors, equity rights, creditor rights or any other claim on or against the IP SHAREHOLDERS.

2.2

Release of Guppy. On the Closing Date, IP SHAREHOLDERS shall deliver to Guppy a Release, in form and content substantially similar to that attached hereto as Exhibit 2.2, which provides for the complete release and termination of all rights the IP SHAREHOLDERS or their Affiliates has in Guppy or otherwise in any properties owned or controlled by Guppy or its Affiliates.

2.3

Release of All Employment and Contractual Agreements.

 On the Closing Date, ROTHSCHILD, Bauman and Lenarsky or any person with whom they have contracted shall terminate all employment or any other form of contractual agreement between them personally and Guppy, in form and content substantially similar to that attached hereto as Exhibit 2.3 as an integral part of this Agreement.

2.4

Indemnification. LINN and the IP Owners each agree to indemnify and hold harmless Guppy and the former officers of Guppy as provided in the Indemnification Agreement, in form and content substantially similar to that attached hereto as Exhibit 2.4.

2.5

Officer’s Resignation. Each of the existing officers of Guppy shall resign as an officer of Guppy pursuant to the Letter of Resignation in form and content substantially similar to that attached hereto as Exhibit 2.5 only after having elected J. Dean Burden as the sole director and officer.

2.6

Indemnification. Guppy agrees to indemnify and hold harmless the IP Owners and Shareholders and the former officers of Guppy and Rothschild Trust Holdings, LLC as provided in the Indemnification Agreement, in form and content substantially similar to that attached hereto as Exhibit 2.6.

ARTICLE III

THE CLOSING

3.1

Closing; Closing Date. The parties to this Agreement shall cause the Unwind and Share Exchange to become effective and consummate the other transactions contemplated by this Agreement (the “Closing”) provided, however, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Articles VI hereof. The date of the Closing is referred to herein as the “Closing Date.” The Closing shall take place at such offices as may be mutually agreed upon by the parties hereto, at 10:00 a.m., local time on the first business day following the day upon which all appropriate corporate action has been taken in accordance with Articles I and VI and the conditions precedent set forth in Article VI of this Agreement is fulfilled or waived, or at such other time, date and place as the parties may agree, but in no event shall such date be later than December 10, 2007 (the “Outside Date”), unless such date is extended by the requirements of law or the mutual agreement of the parties.

3.2

Guppy Closing Actions. At the Closing, Guppy shall deliver or cause to be delivered the following documents and/or shall take the following actions at the Closing, all of such actions being deemed to occur simultaneously:

(a)

Bill of Sale evidencing the transfer of the IP Assets in the form of Ex. 1.3(a);

(b)

The Releases described in Section 2.1;

(c)

The Contract Release described in Section 2.3;

(d)

The Indemnification Agreement described in Section 2.6;

(e)

Resolutions of the board of directors of Guppy dated at or about the Closing Date authorizing the Unwind and Share Exchange election of J. Dean Burden as described,, certified by the Secretary of Guppy;

All consents, authorizations, orders or approvals required in order to execute and deliver this Agreement and to effectuate the transactions contemplated hereby in form, scope and substance reasonably satisfactory to the Original IP Owners and Shareholders.

3.3

IP SHAREHOLDERS Closing Actions. At the Closing, THE IP SHAREHOLDERS AND EACH OF THEM shall deliver or cause to be delivered to Guppy the following documents and/or shall take the following actions at the Closing, all of such actions being deemed to occur simultaneously:

(a)

Certificates evidencing (1) all of Guppy Exchange Stock and (2) all shares of Guppy common stock owned by the IP Shareholders or their assigns whether or not received as part of the Original IP share issuance and assignments descried in Section 1.2;

(b)

The Releases described in Section 2; and

(c)

The Indemnification Agreement described in Section 2.4.

(d)

All Guppy books, records, checkbooks and registers, accounts, receipts, contracts, Quickbooks and generally all materials necessary to conduct an audit of Guppy’s books and records from the date of the March 6, 2007 to the closing date of this Agreement; and

3.4

Other Actions.

(a)

Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such other actions as are required under this Agreement; and

(b)

Guppy, ROTHSCHILD, Lenarsky and Bauman shall issue a joint Press Release announcing this Agreement and the transactions to be consummated pursuant hereto, in the form and content substantially similar to that attached hereto as Exhibit 3.4(b). Each of the parties hereto agree that no public or private announcement of this transaction shall be made, other than in the content of the Press Release, without the mutual written consent and agreement of the parties hereto. This provision may be enforceable by equitable means by any party hereto, and each of the parties hereto consents to injunctive or other such equitable relief to enforce the provisions hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GUPPY

Guppy hereby makes the following representations and warranties.

4.1

Organization and Qualification. Guppy is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Guppy is duly qualified as a foreign company or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect.

4.2

Authorization; Validity and Effect of Agreement. Guppy has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Unwind and Share Exchange. The execution and delivery of this Agreement by Guppy and the performance by Guppy of its obligations hereunder and the consummation of the Unwind and Share Exchange have been duly authorized by its board of directors and its shareholders and all other necessary company action on the part of Guppy has been taken and no other company proceedings on the part of Guppy are necessary to authorize this Agreement and the Unwind and Share Exchange. This Agreement has been duly and validly executed and delivered by Guppy and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Guppy, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3

No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by Guppy nor the performance by Guppy of its obligations hereunder, nor the consummation of the Unwind and Share Exchange, nor the delivery of the IP Assets to the Original IP Owners pursuant to the terms of the Unwind and Share Exchange, shall: conflict with Guppy’s certificate of incorporation or bylaws; violate any statute, law, ordinance, rule or regulation applicable to Guppy, or any of its assets or properties; or violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Guppy under, or result in the creation or imposition of any Liens upon any properties, assets or business of Guppy under, any Material Contract or any order, judgment or decree to which Guppy is a party or by which Guppy, or any of its respective assets or properties is bound or encumbered except, in the case of clauses (ii) & (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

4.4

Properties and Assets. To the best of Guppy’s knowledge, Guppy has good and marketable title to, valid leasehold interests in, or the legal right to use, and hold free and clear of all Liens and Encumbrances, all of the assets to be conveyed. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement.

4.5

No Undisclosed Liabilities. To the best of Guppy’s knowledge, except as disclosed in the Guppy Financial Statements and as disclosed by the existing officers and directors of Guppy, Guppy has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, and to the knowledge of Guppy there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

4.6

Filing of Required Reports. To the best of Guppy’s knowledge, Guppy has filed with all appropriate governmental and regulatory agencies all forms, reports, schedules, statements and other documents required to be filed by it under applicable law, rule or regulation.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

EACH IP OWNER AND/OR SHAREHOLDER

Each of the IP Owners and/or Shareholders hereby makes the following representations and warranties:

5.1

Authority and Qualification. Each of the IP Owners and/or Shareholders has the power and authority to enter into this Agreement.

5.2

Authorization; Validity and Effect of Agreement. This Agreement has been duly and validly executed and delivered by the Original IP Shareholders and Owners and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Original IP Shareholders and Owners, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.3

No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by any of the IP Owners or Shareholders of their obligations hereunder, nor the consummation of the Unwind and Share Exchange will: conflict with any other agreement to which they are a party; violate any statute, law, ordinance, rule or regulation, applicable to any of them or any of the properties or assets of Guppy; or violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Guppy except as may be waived, or result in the creation or imposition of any Lien upon any properties, assets or business of Guppy under any Material Contract or any order, judgment or decree to which Guppy is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

5.4

Litigation. There is no Action instituted, pending or threatened against any of the IP Owners or Shareholders that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against any of them, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect. Additionally, other than the Note Holders and J. Dean Burden, the Original IP Owners know of no other claims or potential claims except as disclosed to Guppy and its auditors.

5.5

Resignation and Appointment. Each of ROTHSCHILD, Lenarsky and Bauman shall have executed their Officer’s/Director’s Letter of Resignation described in Section 2.5 and Exhibit 2.5 and shall have appointed J. Dean Burden as sole officer and director of Guppy.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE UNWIND AND SHARE EXCHANGE

6.1.

Conditions to Obligations of Guppy.

The obligations of Guppy to consummate the Unwind and Share Exchange shall be subject to the fulfillment by the Original IP Shareholders, or written waiver by Guppy, at or prior to the Closing, of each of the following conditions:

(a)

The representations and warranties of the Original IP Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b)

Original IP Shareholders shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with on or prior to the Closing Date;

(c)

Each Original IP Shareholders shall have caused to be delivered to Guppy any (i) certificates evidencing Guppy Exchange Stock coupled with medallion signature guarantees, duly endorsed to Atomic Guppy, Inc. and including, where applicable, resolutions or other forms of authorization.

(d)

Each Original IP Shareholders and Owners shall have caused to be delivered to Guppy the Releases described in Section 2.3;

(e)

Each Original IP Shareholder and Owner shall have caused to be delivered to Guppy the Indemnification Agreement described in Section 2.6.

6.2

Conditions to Obligations of the Original IP Shareholders and Owners. The obligations of Original IP Shareholders and Owners to consummate the Unwind and Share Exchange shall be subject to the fulfillment by Guppy, or written waiver by Original IP Shareholders and Owners, at or prior to the Closing, of each of the following conditions:

(a)

The representations and warranties of Guppy set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b)

Guppy shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by Guppy on or prior to the Closing Date;

(c)

Guppy shall have delivered to Original IP Shareholders and Owners a certificate of the Secretary of Guppy to the effect that the representations and warranties are true and correct, the conditions required under this Agreement have been satisfied in form and content substantially similar to that attached hereto as Exhibit 6.2(c);

(d)

Guppy shall have delivered to LEIGH M. ROTHSCHILD, NEAL LENARSKY AND ADAM BAUMAN any and all documents, bills of sale or other evidences of conveyance evidencing the full and complete transfer of the Original IP back to its original owners. together with a corporate resolution authorizing the transfer;

(e)

Guppy shall have delivered to Original IP Shareholders and Owners the Releases described in Section 2.1;

(f)

Guppy shall have caused to be delivered to Original IP Shareholders and Owners the Indemnification Agreement described in Section 2.6;

6.3

Other Conditions to Obligations of the Parties. The obligations of parties hereto to consummate the Unwind and Share Exchange shall be subject to the fulfillment, or written waiver by each of Guppy and Original IP Shareholders and Owners, at or prior to the Closing, of each of the following conditions:

(a)

All director, shareholder, lender, lessor and other parties’ consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Unwind and Share Exchange shall have been secured; and

(b)

No statute, rule, regulation, executive order, decree, preliminary or permanent injunction, or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or restricts the consummation of the Unwind and Share Exchange.

ARTICLE VII

TERMINATION

7.1

Termination. This Agreement may be terminated at any time prior to the Closing as follows:

(a)

by mutual consent of Guppy, and the IP Owners;

(b)

by Guppy upon written notice to each of the Original IP Shareholders and Owners if any of the conditions to the Closing set forth in Sections 6.2 or 6.3 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by Guppy; or

(c)

by Original IP Shareholders and Owners upon written notice to Guppy if any of the conditions to the Closing set forth in Sections 6.1 or 6.3 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by Original IP Shareholders and Owners

7.2

Procedures and Effect of Termination.

(a)

In the event of termination of this Agreement pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Unwind and Share Exchange shall be abandoned without any further action by the parties hereto: provided, however, that if such termination shall result from the failure of a party to perform a covenant, obligation or agreement in this Agreement or from the breach by any party hereto of any representation or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. If this Agreement is terminated as provided herein:

(b)

each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Unwind and Share Exchange, whether obtained before or after the date hereof; and

(c)

each party agrees that all Confidential Information received by Guppy on the one hand or the IP Owners/Shareholders, on the other hand, with respect to the other party, this Agreement or the Unwind and Share Exchange shall be kept confidential notwithstanding the termination of this Agreement except as required by law.

ARTICLE VIII

MISCELLANEOUS

8.1

Entire Agreement. This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

8.2

Amendment and Modifications. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

8.3

Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

8.4

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in this Article VIII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.5

Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

8.6

Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to sections or articles contained herein mean sections or articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

8.7

Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

8.8

Expenses. Whether or not the Unwind and Share Exchange is consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the Unwind and Share Exchange, including any legal and other costs and expenses incurred in compliance with the terms of this Agreement, shall be paid by the party incurring such expenses.

8.9

Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

IF TO GUPPY:

c/o J. Dean Burden

8050 N University Drive

Suite 202

Tamarac, Florida 33321

IF TO IP OWNERS OR SHAREHOLDERS:

c/o Irrevocable Trust Agreement Number III

Jay Howard Linn, Trustee

19333 Collins Avenue, PH 2501

Sunny Isles Beach, Florida 33150

8.10

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.11

Jurisdiction. The parties hereto consent and agree that in the event any litigation is required to be commenced for the purpose of enforcing, interpreting or otherwise involving this Agreement and the transactions contemplated hereunder, that such litigation shall only be commenced in a court of competent jurisdiction located in Broward County, Florida, and the parties hereby consent to venue and jurisdiction being proper only in said county and state and waive any and all objections and defenses thereto.

8.12

Counterparts. This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement

8.13

Force Majeure. Neither party hereto shall be liable for failure to perform occasioned by any cause beyond its reasonable control.

8.14

Certain Definitions. As used herein:

“Affiliate” shall have the meanings ascribed to such term in Rule 12(b)(2) of the Securities Exchange Act of 1934, as amended;

“Confidential Information” shall mean the existence and contents of this Agreement and the schedules and exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party that, prior to or following the Closing Date, has been disclosed by Guppy, on the one hand, or PTO, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

“Knowledge” shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

“Liens” shall mean liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise;

“Material Adverse Effect” shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity and its subsidiaries, if any, which is material to the applicable entity and its subsidiaries, if any, taken as a whole;

“Person” shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

“ORIGINAL IP OWNERS” includes all intellectual property contributed to Atomic Guppy, Inc. pursuant to the Asset Acquisition Agreement dated March 6, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

ATOMIC GUPPY, INC.

By:	/s/ J. Dean Burden
Name:	J. Dean Burden
Title:	President

IRREVOCABLE TRUST
AGREEMENT NUMBER III,
JAY HOWARD LINN, TRUSTEE

By:	/s/ Jay Howard Linn
Name:	Jay Howard Linn
Title:	Trustee

/s/ Leigh M. Rthschild
LEIGH M. ROTHSCHILD

/s/ Adam Bauman
ADAM BAUMAN

/s/ Neal Lenarsky
NEAL LENARSKY

ANNEXES

Annex A

INTELLECTUAL PROPERTY OWNERS of ATOMIC GUPPY, INC.

Annex B

Original IP Shareholders

Annex C

Guppy Note Holders

EXHIBITS

Exhibit 1.1

Form of Bill of Sale

Exhibit 2.1

Form of ATOMIC GUPPY, INC. Release and Disclaimer

Exhibit 2.2

Form of IP Owners and Shareholders Release and Termination

Exhibit 2.3

Employment and Contractural Releases

Exhibit 2.4

Form of IP Owners Indemnification Agreement

Exhibit 2.5

Form of Officer’s Letter of Resignation and Appointment

Exhibit 2.6

Form of Guppy Indemnification Agreement

Exhibit 3.4(b)

Form of Press Release

Exhibit 6.2(c)

Form of Certificate of Secretary of Guppy

Annex A

ORIGINAL IP OWNERS

Name of Owner:

Property Conveyed

Leigh M. Rothschild

All trademarks owned or applied for by Atomic Guppy, Inc. (the “Company”) including specifically the Atomic Guppy trademark and the Hyperlocalcontent trademark, all patents and patents pend-

Adam Bauman

ing owned or applied for by the Company including, specifically, the patent pending identified as Leigh-10, all domain names owned

Neal Lenarsky

or applied for by the Company including but not limited to AtomicGuppy.com, atomicguppy.net and atomicguppy.org, all business plans and presentations and private placement memorandums prepared for the Company, including the October 2007 Private Placement Memorandum and the 2007-2008 Atomic Guppy business plans, all rights to technology and business designs relating to the Company; any other intellectual property without exception instituted by the Company from March 6, 2007 until the date of the executed unwind agreement.

Annex B

Original IP Shareholders

	Name		Number of Shares

1	Irrevocable Trust III, Jay Howard Linn	Trustee	91,989,120
2	Adam Bauman		25,287,500
3	Leigh M. Rothschild		23,023,380
4	Neal Lenarsky		1,062,500
5	David A. Carter		637,500

TOTAL SHARES 142,000,000 Pre-Split-7,100,000 post split current shares

Annex C

Guppy Note holders

Name	Amount of Note

David Magaziner	$150,000

Lawrence Moskowitz	50,000

MBA Investors, LTD.	12,500

YT2K, Inc.	12,500

New Century Horizon	25,000

Aida Damigella	50,000

Jay M. Haft	25,000

New Century Horizon	75,000

BILL OF SALE AND ASSIGNMENT

BILL OF SALE and ASSIGNMENT (“Bill of Sale”), dated as of this 10th day of December 2007 by and among Atomic Guppy, Inc. (“Seller/Assignor”) and Rothschild Trust Holdings, LLC (“Buyer/Assignee”) with respect to certain Intellectual Property Assets as defined in that certain Asset Purchase Agreement executed contemporaneously.

WHEREAS, Seller shall sell, assign and transfer to Buyer, all of its right, title and interest in and to the Assets (as such term is defined in the Unwind and Share Exchange Agreement-[the “Agreement]); and

WHEREAS, the Buyer shall accept the assignment of the Assets pursuant to the terms and provisions of the Agreement and assume the rights and obligations associated with the Assets from and after the date hereof; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration referenced in the Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. Defined Terms. The capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

2. Sale and Assignment of the Assets. Seller hereby sells, assigns, transfers, conveys, grants, bargains, sets over, delivers and confirms unto the Buyer, its successors and its assigns, forever, Seller’s entire right, title and interest in and to all the Assets, to have and to hold forever, free and clear of any and all Liens, licenses and/or other claims of any manner or type, pursuant to the terms and provisions of the Agreement. Buyer and Seller shall execute, acknowledge, and deliver, or will cause to be done, executed acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to place Buyer, its successors and assigns, in possession and control of the Assets hereby conveyed.

3. Buyer’s Acknowledgement of Receipt; Assumption. The Buyer hereby (i) accepts and acknowledges receipt of the Assets from Seller, and, from and after the date hereof, shall succeed to and assume any and all rights, duties and obligations with respect to the Assets in accordance with the terms and provisions of the Agreement; and (ii) assumes full liability and obligation for all future and ongoing performance from and after the date hereof, subject to the terms and provisions of the Agreement.

4. Further Assurances. The parties hereto, by execution of this Bill of Sale, and Assignment, expressly agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, any and all further acts, documents, assignments, transfers, powers of attorney, certificates, conveyances and assurances to the extent required to place the Buyer in possession and control of the Assets hereby conveyed and to otherwise carry-out the transactions contemplated by this Bill of Sale and Assignment subject to the terms and conditions of the Agreement.

5. Other Assignments. This Bill of Sale and Assignment is in addition to, and in no manner shall limit, the terms or provisions of any other assignment by the Seller of any portion of the Assets to the Buyer pursuant to the terms and provisions of the Agreement. Notwithstanding any provision to the contrary contained herein, the terms and provisions of the Agreement shall control with respect to the rights and obligations of the parties hereto from and after the date hereof.

6. Miscellaneous. This Bill of Sale and Assignment shall be governed by the laws of the State of Florida without giving effect to the principles of conflicts of law thereof. This Bill of Sale and Assignment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which together shall be deemed to be one and the same instrument. This Bill of Sale and Assignment is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

7. No Third Party Beneficiaries. Nothing in this Bill of Sale, Assignment and Assumption shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Bill of Sale and Assignment as of the date first written above.

SELLER:

ATOMIC GUPPY INC.,
A Nevada corporation

By:	/s/ J. Dean Burden
Name:	J. Dean Burden
Title:	President

BUYERS:

ROTHSCHILD TRUST HOLDINGS, LLC
A Florida limited liability company

By its managing member
Irrevocable Trust Agreement “Number III”

By:	Jay Howard Linn
Jay Howard Linn